Exhibit 99.1

24. 2. 29. 오전 12:49 Gmail - 한류홀딩스 주주 여러분께

Gmail **Changhyuk Kang <ctakangpro@gmail.com>**

한류홀딩스 주주 여러분께

김태훈 <kth@hanryubank.com> 2024년 2월 26일 오후 5:32
받는사람: 신주현 <sjh@hanryubank.com>
숨은참조: ctakangpro@gmail.com

안녕하십니까.

저는 오늘 열린 HANRYU HOLDINGS INC. 이사회에서 신임 CEO/President로 선임된 김태훈입니다.

첨부한 바와 같이, 동 이사회에서는 여러 사안에 대한 책임을 물어 강창혁 전 대표를 해임하였습니다.
이에 강창혁씨는 더 이상 한류홀딩스의 CEO로서 권한이 없음을 알려 드립니다.

아울러 당사는 기존 법률대리인인 Joshuan Ko와 동 법무법인과의 계약을 해지하였고 미국 현지 법률과 SEC 규정에 능통한 법률대리인 및 법무법인과 새로운 법률대리 계약을 진행중이니 참고하여 주시기 바랍니다.

저는 기존에 한류홀딩스 CTO 겸 부사장이자 등기임원으로서 봉직해 왔습니다.
금일부로 저는 CEO로서 우리 회사를 정상화하고 더욱 발전시키기 위해 최선을 다할 것을 약속 드립니다.

저의 간단한 약력을 첨부해 드립니다.
조만간 주주간담회 등을 통해 회사의 비전과 운영 방향에 대해 설명드리는 시간을 갖도록 하겠습니다.

감사합니다.

-약력-

서울대학교 사범대학 독어교육과 졸업
서울대학교 경영전문대학원 석사 (MBA)

(전) EBS 교육방송 PD
(전) Naver 마케팅팀, 서비스기획팀, 제휴사업팀 매니저
(전) Hangame 퍼블리싱사업팀 팀장
(전) NHN Games 사업실 실장
(전) Webzen 사업본부장
(전) Webzen Mobile 대표이사

(현) Hanryu Holdings CTO & CEO

HANRYU HOLDINGS Resolution 24-01.pdf
105K

https://mail.google.com/mail/u/0/?ik=be0f96e34e&view=pt&search=all&permmsgid=msg-f:1791949620660364422&simpl=msg-f:1791949620660… 1/1

HANRYU HOLDINGS BOARD RESOLUTION 24-01 Whereas, Hanryu Holdings, a Delaware Corporation, shall continue to operate to generate value for shareholders; Whereas, the Board of Directors of Hanryu Holdings has conducted a special meeting on February 25, 2024 to safeguard the well-being of the company; Whereas, the company's ability to generate values for shareholders has been impeded by serious deficiencies in performance as Chief Executive Officer of Hanryu Holdings by Chang Hyuk Kang to include: 1. Non-responsive to requests from the Board of Directors. a. November request from Director Morris for financial and operational data of the company. b. January follow-up request from Director Morris for financial and operational data. c. January request from Director Morris for strategic plan for company. d. January request from Board of Directors for timeline for activities required for holding Annual Meeting of Shareholders in accordance with U.S. Securities and Exchange Commission regulations. e. February request from Director Ahn, seconded by Director Morris for special board meeting. 2. Exceeding authorization of the Board of Directors for Company actions. a. Reorganizing and disposing of Company Assets when Board of Directors specifically requested plan of action to be reviewed by Board before actions are executed. b. Actions to expand Board of Directors to 13 members without consultation of Nominating Committee. 3. Serious operational performance deficiencies of the company resulting in collapse of share price leading to the company receiving a deficiency letter form the Nasdaq Listing Qualifications Department on February 5, 2024 due to: a. Lack of revenue growth. b. Lack of subscriber growth. c. Lack of strategic plan to address decline of company position despite the request of the Board of Directors. 4. Serious deficiencies in management of company internal operations. a. Non-payment of staff for work performed. b. Non-payment of vendors for work performed. c. Failure to maintain company Investor Relations portion of Internet site. d. Interference with the ability of the Chief Financial Officer to perform required duties including custody of company funds.

It is resolved that Mr. Chang Hyuk Kang is removed from the office of the Chief Executive Officer and Mr. Taehoon Kim is appointed as Interim President and Chief Executive Officer of Hanryu Holdings, effective immediately. Adopted by Board of Directors of Hanryu Holdings on February 25, 2024. Objected ______________________________ Arum Ahn, Independent Director Affirmed ______________________________ John Morris, Independent Director Affirmed ______________________________ Jay Woo, Independent Director

Gmail Changhyuk Kang <ctakangpro@gmail.com>

To: Shareholders of Hanryu Holdings INC.

Taehoon Kim <kth@hanryubank.com> Feb 26, 2024 PM 5:32
To: Shin Ju-Hyeon sjh@hanryubank.com
CC: ctakangpro@gmail.com

Hello,

I am Taehoon Kim, newly appointed as the CEO/President of HANRYU HOLDINGS INC. following today's BOD meeting.

As attached herewith, during the meeting, responsibility for various matters was addressed, leading to the dismissal of former CEO Changhyuk Kang. Consequently, this is to inform you that Mr. Changhyuk Kang is no longer holds authority as CEO of HANRYU HOLDINGS.

Additionally, our company has terminated the contract with our previous legal representative, Joshua Ko, and is currently in the process of contracting with a new legal representative and law firm well-versed in US local law and SEC regulations. Please take this note.

I have served previously as the CTO, Vice President, and registered officer of HANRYU HOLDINGS. From today onwards, I hereby promise to exert my best efforts as CEO to normalize and to get back on track for our company.

Attached you will find a brief summary of my background. I will soon arrange a shareholders' meeting to explain the company's vision and operational direction.

Thank you.

- Background -

Bachelor's Degree in German Education at Seoul National University
Master of Business Administration (MBA) at Seoul National University's Graduate School of Business Administration

Former EBS Educational Broadcasting PD
Former Naver Marketing Team, Service Planning Team, and Affiliate Team Manager
Former Hangame Publishing Team Leader
Former NHN Games Business Director
Former Webzen Business Department Manager
Former Webzen Mobile CEO

Current: Hanryu Holdings CTO & CEO

HANRYU HOLDINGS Resolution 24-01.pdf
105K

Lim Jae-Hyung / Certified Translator
Certification No. 132E3064
The Korean Society of Translators

License No. A010-61743
International Interpretation & Translation Association